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                                                                   EXHIBIT 10.17

                             CONSULTING AGREEMENT
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     AGREEMENT made this _____ day of August, 1994 by and between DR. KLAUS
WERDING of 73 Langasse Strasse, 6330 Wetzlar, Germany (the "Consultant") and ACCENT COLOR SCIENCES, INC., a Connecticut corporation (the "Company").


                             W I T N E S S E T H:


     WHEREAS, the Consultant has assisted the Company with respect to its organizational and financial affairs from time to time in the past; and

     WHEREAS, the Consultant, in addition to his regular, full-time business pursuits, is willing to assist the Company with respect to its organizational and financial affairs from time to time in the future; and

     WHEREAS, the Company wishes to secure the services of the Consultant on the terms hereinafter provided;

     NOW, THEREFORE, the Consultant and the Company hereby mutually agree as follows:

     1. The Company hereby engages the Consultant and the Consultant agrees to be so engaged on the following terms and conditions.

     2. Consultant agrees to be available to the Company for up to 10 hours per month at such times as shall be mutually agreed upon by the Consultant and the Company, subject to the Consultant's regular duties in the course of his primary occupation.

     3. The term of this Agreement shall commence on the date hereof and terminate on July 31, 1999, subject to earlier termination under the provisions of paragraph 6 below.

     4. The nature of the duties of the Consultant shall be to work with the senior management of the Company and provide general business and management advice with respect, primarily, to organizational, financial and business development issues.

     5. The consideration for the services to be performed by Consultant hereunder shall consist of stock purchase warrants of even date herewith granted to Consultant by two principal stockholders of the Company and such further consideration, if any, as the Board of Directors of the Company may deem appropriate from time to time.

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     6.   This Agreement may be terminated by Consultant on thirty (30) days notice in writing to the Company but may not be terminated by the Company except for "cause." As used herein, "cause" shall mean the gross neglect by Consultant of his duties hereunder or the conviction of the Consultant of a felony against the Company.

     7. This Agreement shall be construed under the laws of the State of Connecticut and may not be modified or amended except in writing signed by both parties.

     IN WITNESS WHEREOF, the Consultant and the Company have executed this Agreement on the day and year first above written.



                                        ________________________________________
                                        Dr. Klaus Werding



                                        ACCENT COLOR SCIENCES, INC.



                                        By:_____________________________________
                                        Raymond N. Smith
                                        Its Chairman

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